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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-64015 of Vornado Realty Trust on Form S-3, Amendment No. 1 to Registration Statement No. 333-50095 of Vornado Realty Trust on Form S-3 and Registration Statement Nos. 333-52573, 333-29011 and 333-09159 on Form S-8 of Vornado Realty Trust and Amendment No. 4 to Registration Statement No. 333-40787 and Amendment No. 4 to Registration Statement No. 333-29013 of Vornado Realty Trust and Vornado Realty L.P. both on Form S-3, of our report dated July 30, 1998 on the statement of revenues and certain expenses of 689 Fifth Avenue New York, New York, for the year ended December 31, 1997, which report appears in the Form 8-K of Vornado Realty Trust and Vornado Realty L.P. filed with the Securities and Exchange Commission on or about February 10, 1999.


FRIEDMAN ALPREN & GREEN LLP
New York, New York
February 10, 1999